Exhibit 5.1

[PERKINS COIE LLP LETTERHEAD]

December 15, 2010

CAI International, Inc.

Steuart Tower

1 Market Plaza, Suite 900

San Francisco, California 94105

Ladies and Gentlemen:

We have acted as counsel to CAI International, Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), of a registration statement on Form S-3 (Registration Statement No. 333-168480) (the “Registration Statement”), which was declared effective by the Commission on September 29, 2010, including the prospectus which forms a part of the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares (as defined below) filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the 1933 Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). In connection with the foregoing, we also have acted as counsel to the Company and Hiromitsu Ogawa, one of the selling stockholders named in the Registration Statement (“Ogawa”), in connection with (i) the sale by the Company of up to 1,417,104 shares (the “Company Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), which amount includes 65,424 shares that may be sold pursuant to the exercise of an over-allotment option by the underwriters identified therein, (ii) the sale by Ogawa of up to 845,880 shares of Common Stock, which amount includes 170,040 shares that may be sold pursuant to the exercise of an over-allotment option by the underwriters identified therein (the “Ogawa Shares”), and (iii) the sale by Development Bank of Japan Inc., the other selling stockholder named in the Registration Statement, of up to 845,880 shares of Common Stock, which amount includes 170,040 shares that may be sold pursuant to the exercise of an over-allotment option by the underwriters identified therein (the “DBJ Shares”). The DBJ Shares and the Ogawa Shares, are collectively referred to as the “Selling Stockholders’ Shares.” The Selling Stockholders’ Shares together with the Company Shares, are collectively referred to as the “Shares.”

In connection with the rendering of this opinion, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Certificate of Incorporation of the Company, as amended to date; (ii) the Bylaws of the Company, as amended to date; and (iii) the Registration Statement, the Prospectus, and all the exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and

CAI International, Inc.

December 15, 2010

officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, it is our opinion that, as of the date hereof, (i) the Selling Stockholders’ Shares are validly issued, fully paid, and non-assessable, and (ii) issuance of the Company Shares has been duly authorized, and when issued and sold pursuant to and as described in the Registration Statement, such shares will be validly issued, fully paid, and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an Exhibit to a Current Report of the Company on Form 8-K. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholders or the Shares.

Very truly yours,

/s/ PERKINS COIE LLP

PERKINS COIE LLP